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                                                                     EXHIBIT 5.1


                                                  Baan Company N.V.
                                                  Baron van Nagellstraat 89
                                                  3371 LK BARNEVELD
                                                  The Netherlands




Amsterdam, September 4, 1997
Our ref. : 276\20090617\opin1.314


Dear Sirs,


                                Baan Company N.V.
                  Registration under the Securities Act of 1933
                           of 4,000,000 common shares
                    in the share capital of Baan Company N.V.



I have acted as legal counsel in respect of the law of the Netherlands to Baan Company N.V., a company incorporated under the law of the Netherlands with corporate seat in Barneveld, the Netherlands (the "Company"), in connection with the registration under the United States Securities Act of 1933 of 4,000,000 common shares, each with a nominal value of NLG 0.01, in the share capital of the Company, which are issuable from time to time under the Baan Company N.V. 1993 Stock Plan (the "1993 Stock Plan") pursuant to (i) the resolution adopted by the management board ("directie") and the supervisory board ("raad van commissarissen") of the Company during their collective meeting of March 5, 1996 which shares are referred to as "an additional 1,000,000" in the third full text paragraph of paragraph 5 of the minutes referred to in (f) below and which
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shares have been split pursuant to the deed of amendment of the articles of association of the Company referred to in (i) below (ii) the resolution of the management board ("directie") of the Company signed on August 20 and 22, 1997 and the resolution of the supervisory board ("raad van commissarissen") of the Company signed on August 13, 19 and 20, 1997 referred to in (h) below (such shares hereinafter referred to as the "Shares"), as set forth in the exhibits to the Registration Statement on Form S-8 to be filed with the United States Securities and Exchange Commission ("SEC") on or about September 4, 1997 (the "Registration Statement").

In connection herewith I have examined the following documents:

     (a) a photocopy of a copy of the deed of incorporation of the Company and the text of the articles of association of the Company as most recently amended according to the Extract (as defined below) by deed of amendment passed on May 29, 1996 (the "Articles of Association"), both as filed with the trade register of the Chamber of Commerce and Industry of Centraal Gelderland, the Netherlands (the "Chamber of Commerce");

     (b) a telecopy of an extract dated September 1, 1997 from the Chamber of Commerce (the "Extract") and confirmed to me by telephone by the Chamber of Commerce to be unchanged in all respects material for rendering this opinion on the date hereof;

     (c) a telecopy of the text of the articles of association of the Company as amended by deed of amendment passed on June 2, 1994;

     (d) an official copy of the text of the articles of association of the Company as amended by deed of amendment passed on May 16, 1995;

     (e) a telecopy of the resolutions of the general meeting of shareholders of the Company dated May 4, 1995;

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     (f)  a telecopy of the minutes of the collective meeting of the management board and supervisory board ("directie" and "raad van commissarissen") of the Company held on March 5, 1996;

     (g) a telecopy of the minutes of the meeting of the general meeting of shareholders of the Company held on May 20, 1997;

     (h) a telecopy of the resolution of the management board ("directie") of the Company signed on August 20 and 22, 1997 and a telecopy of the resolution of the supervisory board ("raad van commissarissen") of the Company signed on August 13, 19 and 20, 1997;

     (i) a telecopy of a copy of the deed of amendment of the articles of association of the Company passed on May 15, 1996;

     (j) a telecopy of a draft of the Registration Statement received by me on September 2, 1997; and

     (k) a telecopy of the 1993 Stock Plan as attached to the draft Registration Statement referred to in (j).

My examination referred to above has been limited to the face of the documents.

For the purposes of rendering this opinion I have made the following assumptions:

         (i) the signatures on original documents are the genuine signatures of the persons purported to have executed the same and photo and telecopies conform to the originals;

         (ii) the Registration Statement has been filed with the SEC substantially in the form of the draft which I have reviewed for the purpose of rendering this opinion as specified above in (j);

         (iii) the text of the 1993 Stock Plan referred to in (k) is equal to the text of (i) the "SOP" as defined in paragraph 5 of the minutes referred to in (f) above and (ii) the "1993 Stock Plan" as referred to in the resolutions referred to in
                  (h) above;
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         (iv)     any Shares will be issued, offered, sold, delivered, duly
                  accepted by the subscribers therefor, persons entitled to purchase Shares under the 1993 Stock Plan, (a) as contemplated and in accordance with the 1993 Stock Plan and the Registration Statement, (b) in accordance with any applicable law, (c) in accordance with the articles of association of the Company as in force at the time of issuance of such Shares and
                  (d) with such terms so as not to violate any applicable law (including, for the avoidance of doubt, any law applicable at the time of such issue, offer, sale, delivery and acceptance) and upon issue of each Share at least a consideration (in cash or in kind) will be paid to the Company on such Share with a value equal to the nominal amount thereof and any premium agreed upon at the issue thereof in accordance with the law of the Netherlands;

         (v) the resolutions of the management board ("directie") of the Company adopted during the collective meeting referred to above in (f) have been adopted prior to the resolutions of the supervisory board ("raad van commissarissen") of the Company adopted during the collective meeting referred to above in
                  (f);

         (vi) the resolutions as referred to in (e), (f), (g) and (h) are not contrary to standards of reasonableness and fairness ("redelijkheid en billijkheid") to be observed by a legal entity and those persons, who are pursuant to the law or the articles of association of such legal entity, involved in its organization;

         (vii) each time when a Share is issued, the authorized capital ("maatschappelijk kapitaal") and the issued


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                  capital ("geplaatst kapitaal") of the Company are such that such Share can be validly issued;

         (viii) shortly upon issue the Shares will be admitted to the Official Market of AEX-Effectenbeurs N.V.;

         (ix) in so far as the 1993 Stock Plan must be considered as a system of remuneration ("beloningssysteem") within the meaning of article 27 paragraph 1 in d of the Works councils act("Wet op de ondernemingsraden", the "Works Councils Act") and in the absence of the consent ("instemming") as meant in article 27 paragraph 1 of the Works Councils Act of the works councils (the "Works Councils") of Baan Development B.V. and Baan Nederland B.V., both wholly owned subsidiaries of the Company, within one month from (i) notification by the Company to the Works Councils of the decision of the Company to adopt or, where applicable, amend the 1993 Stock Plan or (ii) the appearing to the Works Councils that the Company implements or applies such decision, the Works Councils have not invoked in writing the nullity of such decision vis-a-vis the Company.

I have not investigated the law of any jurisdiction other than the Netherlands and I do not express an opinion on the law of any jurisdiction other than the Netherlands. I only express an opinion on matters of the law of the Netherlands as it stands and has been published as at the date of this opinion. No opinion is expressed on any taxation matters.

Terms and expressions of law and of legal concepts as used in this opinion have the meaning in this opinion attributed to
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them under the law of the Netherlands and this opinion should be read and understood accordingly.

Based upon the foregoing (including the documents listed above and the assumptions set out above) and subject to any facts, circumstances, events or documents not disclosed to me in the course of my examination referred to above and subject to the qualifications listed below, I am, at the date hereof, of the following opinion:

1. The Company has been duly incorporated and is validly existing under the law of the Netherlands as a legal entity in the form of a "naamloze vennootschap".

2. The Shares have been duly authorized and will be validly issued by the Company in accordance with the law of the Netherlands and the provisions of the Articles of Association applicable thereto and will be fully paid up and non-assessable.

The opinions expressed above are subject to the following qualification:

(aa) Pursuant to article 3 paragraph 1 of the Netherlands 1995 Act on the supervision of the securities trade ("Wet toezicht effectenverkeer 1995", the "Securities Act") it is prohibited to offer securities upon issue in or from within the Netherlands and outside a closed circle or to hold the prospect of such offering by means of advertisements or documents. The Securities Board of the Netherlands ("Stichting Toezicht Effectenverkeer") generally takes the view that the offering of securities by a company to its employees, managing directors or supervisory directors and to employees, managing directors or supervisory directors of subsidiaries ("dochter-
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        maatschappijen") of such company within the meaning of article 24a of
        Book 2 of the Netherlands Civil Code falls within a "closed circle" within the meaning of article 3 paragraph 1 of the Securities Act. According to the Securities Board an offering of securities to a broader group of persons, including e.g. consultants, does not fall within such "closed circle". It is uncertain what the legal consequences are of acting in breach of the prohibition as set out in article 3 paragraph 1 of the Securities Act. It cannot be excluded that the relevant legal act is null and void or voidable;

Without my prior written consent, this opinion letter may not be transmitted to or filed with any person, firm, company or institution.

I herewith consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to De Brauw Blackstone Westbroek under "Item 5. Interests of Named Experts and Counsel" of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended.

                                   Yours faithfully,


                                   /s/ PAUL CRONHEIM
                                   Paul Cronheim